SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------




                                 Amendment No. 1
                                       on
                                  FORM 8-K/A-1


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: October 22, 1998


                               DELUXE CORPORATION
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             (Exact name of registrant as specified in its charter)


          MINNESOTA                1-7945              41-0216800
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(State or other jurisdiction    (Commission         (I.R.S. Employer
      of incorporation)         File Number)       Identification No.)


3680 Victoria Street North, Shoreview, Minnesota           55126
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   (Address of principal executive offices)              (Zip Code)


                                  612/483-7111
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              (Registrant's telephone number, including area code)


                                   N/A
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         (Former name or former address, if changed since last report)

The information supplied under Item 5 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 22, 1998 is hereby amended to read in full as follows:


Item 5.  Other Events

RISK FACTORS AND CAUTIONARY STATEMENTS

When used in this current Report on Form 8-K and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in oral statements made with the approval of an authorized executive officer, the words or phrases "should result," "are expected to," "will continue," "will approximate," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to certain risks and uncertainties, including those discussed below, that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. Caution should be taken not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed below could affect the Company's financial performance and could cause the Company's actual results for future periods to differ from any opinions or statements expressed with respect thereto. Such differences could be material and adverse.

The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. This discussion supersedes the discussion in Item 5 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

Earnings Estimates; Cost Reductions. From time to time, the authorized representatives of the Company may make predictions or forecasts regarding the Company's future results, including estimated earnings or earnings from operations. Any forecast, including the Company's current statement that it expects fourth quarter earnings to fall between $.65 and $.71 per share (and between $2.29 and $2.35 per share for 1998, after excluding the $70 million pre-tax charge taken by the Company in the third quarter) to achieve at least 11 to 15 percent annual growth in earnings in1999 and 2000, regarding the Company's future performance reflects various assumptions, including assumptions regarding the timing of certain anticipated divestitures (See "Sale of Businesses"). These assumptions are subject to significant uncertainties, and, as a matter of course, many of them will prove to be incorrect. Further, the achievement of any forecast depends on numerous factors (including those described in this discussion), many of which are beyond the Company's control. Further, it is not expected that the earnings growth projected for 1999 and 2000 will be representative of results that may be achieved in subsequent years.

As a result, there can be no assurance that the Company's performance will be consistent with any management forecasts and the variation from such forecasts may be material and adverse. Investors are cautioned not to base their entire analysis of the Company's business and prospects upon isolated predictions, but instead are encouraged to utilize the entire available mix of

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

historical and forward-looking information made available by the Company and other information affecting the Company and its products when evaluating the Company's prospective results of operations.

In addition, authorized representatives of the Company may occasionally comment on the perceived reasonableness of published reports by independent analysts regarding the Company's projected future performance. Such comments should not be interpreted as an endorsement or adoption of any given estimate or range of estimates or the assumptions and methodologies upon which such estimates are based. Generally speaking the Company does not make public its own internal projections, budgets or estimates. Undue reliance should not be placed on any comments regarding the conformity, or lack thereof, of any independent estimates with the Company's own present expectations regarding its future results of operations.

The methodologies employed by the Company in arriving at its own internal projections and the approaches taken by independent analysts in making their estimates are likely different in many significant respects. Although the Company may presently perceive a given estimate to be reasonable, changes in the Company's business, market conditions or the general economic climate may have varying effects on the results obtained through the use of differing analyses and assumptions. The Company expressly disclaims any continuing responsibility to advise analysts or the public markets of its view regarding the current accuracy of the published estimates of outside analysts. Persons relying on such estimates should pursue their own independent investigation and analysis of their accuracy and reasonableness of the assumptions on which they are based.

Sale of Businesses. The Company has a continuing intention to divest the remaining businesses comprising its Deluxe Direct segment (Current Social Expressions and PaperDirect, Inc.) and has announced its intention to divest its Deluxe Direct Response business unit. Although the Company has entered into non-binding letters of intent providing for the sale of these businesses with potential buyers, definitive divestiture agreements have not yet been negotiated. A failure to reach agreement on the exact terms of one or more of the planned divestitures could delay the anticipated sales and could result in further write-offs by the Company, some of which could be significant. In addition, a delay in the execution of these sales could cause the Company to incur continued operating losses from the businesses sought to be divested or make unanticipated investments in those businesses. Any such delay would also postpones the receipt and use by the Company of the proceeds expected to be generated thereby.

Timing and Amount of Anticipated Cost Reductions. With regard to the results of the Company's ongoing cost reduction efforts (including the Company's current review of its Selling, General and Administrative cost levels), there can be no assurance that the projected $100 million of pre-tax annual cost savings will be fully realized or will be achieved within the time periods expected. The implementation of the printing plant closures upon which some of the anticipated savings depend is, in large part, dependent upon the successful development of the software needed to streamline the check ordering process and redistribute the resultant order flow among the Company's remaining printing plants. The Company has previously experienced unanticipated delays in the planned roll-out of its on-line ordering system. Although the Company expects to again begin converting customers to this new system in the fourth quarter of 1998 and believes that the delays it has experienced will not materially affect its



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current plant closing schedule, there can be no assurances such will be the case or that additional sources of delays will not be encountered because of the complexities inherent in the development of software products as sophisticated as those needed to accomplish this task. Any such event could adversely affect the planned consolidation of the Company's printing facilities and the achievement of the expected productivity improvements and delay the realization or reduce the amount of the anticipated expense reductions. In addition, the achievement of the targeted level of cost savings is dependent upon the successful execution of a variety of other cost reduction strategies throughout the Company's operations. These additional efforts include the consolidation of the Company's purchasing process and certain administrative and sales support organizations, the disposition of unprofitable or low-margin businesses, headcount reductions and other efforts. The optimum means of realizing many of these strategies is still being evaluated by the Company. Unexpected delays, complicating factors and other hindrances are common in the implementation of these types of endeavors and can arise from a variety of sources, some of which are likely to have been unanticipated. In addition, the Company may incur charges (such as the recently-announced $34 million reserve for severance payments and infrastructure cost reductions) against its earnings reflective of the anticipated cost of some of the programs. A failure to timely achieve one or more of the Company's primary cost reduction objectives could materially reduce the benefit to the Company of its cost savings programs and strategies or substantially delay the full realization of their expected benefits.

Further, there can be no assurance that increased expenses attributable to other areas of the Company's operations or to increases in raw material, labor, equipment or other costs will not offset some or all of the savings expected to be achieved through the cost reduction efforts. Competitive pressures and other market factors may also require the Company to share the benefit of some or all of any savings with its customers or otherwise adversely affect the prices it receives or the market for its products. As a result, even if the expected cost reductions are fully achieved in a timely manner, such reductions are not likely to be fully reflected by commensurate gains in the Company's net income, cash position, dividend rate or the price of its Common Stock.

Other Dispositions and Acquisitions. In connection with its ongoing restructuring, the Company may also consider divesting or discontinuing the operations of various business units and assets and the Company may undertake one or more significant acquisitions. Any such divestiture or discontinuance could result in write-offs by the Company, some or all of which could be significant. In addition, a significant acquisition could result in future earnings dilution for the Company's shareholders.

Effect of Financial Institution Consolidation. There is an ongoing trend towards increasing consolidation within the banking industry that has resulted in increased competition and consequent pressure on check prices. This concentration greatly increases the importance to the Company of retaining its major customers and attracting significant additional customers in an increasingly competitive environment. Although the Company devotes considerable efforts towards the development of a competitively priced, high quality suite of products for the financial services and retail industries, there can be no assurance that significant customers will not be lost nor that any such loss can be counterbalanced through the addition of new customers or by expanded sales to the Company's remaining customers.

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Capital Expense Reductions. The Company has announced that it expects that its
1998 capital spending budget is expected to decline significantly from previous estimates due to the application of a new methodology for evaluating the Company's projected return on various forms of investment. The use of this methodology represents a revised analytic approach by the Company and the long-term benefits to be derived therefrom cannot presently be precisely determined.


Raw Material Postage Costs and Delivery Costs. Increases in the price of paper and the cost of postage can adversely affect the profitability of the Company's printing and mail order business. Events such as the 1997 UPS strike can also adversely impact the Company's margins by imposing higher delivery costs. Competitive pressures and overall trends in the marketplace may have the effect of inhibiting the Company's ability to reflect increased costs of production in the retail prices of its products.

Competition. Although the Company believes it is the leading check printer in the United States, it faces considerable competition from other smaller companies in both its traditional marketing channel to financial institutions and from direct mail marketers of checks. From time to time, one or more of these competitors reduce the prices of their products in an attempt to gain market share. The corresponding pricing pressure placed on the Company has resulted in reduced profit margins in the past and similar pressures can reasonably be expected in the future, although the timing and amount of reduced profits that may result from such pressure is unascertainable.

Check printing is, and is expected to continue to be, an essential part of the Company's business and the principal source of its operating income for at least the next several years. A wide variety of alternative payment delivery systems, including credit cards, debit cards, smart cards, ATM machines, direct deposit and electronic and other bill paying services, home banking applications and Internet-based retail services, are in various stages of maturity or development and additional systems will likely be introduced. The Company believes that there will continue to be a substantial market for checks for the foreseeable future, although a reduction in the volume of checks used by consumers is expected. The rate and the extent to which alternative payment methods will achieve consumer acceptance and replace checks cannot, however, be predicted with certainty. A surge in the popularity of any of these alternative payment methods could have material, adverse effect on the demand for the Company's primary products and its account verification, payment protection and collection services. The creation of these alternative payment methodologies has also resulted in an increased interest in transaction processing as a source of revenue, which has led to increased competition for the Company's transaction processing businesses.

HCL Joint Venture. There can be no assurance that the software, transaction processing services and products and software development services proposed to be offered by the Company's joint venture with HCL Corporation of New Delhi, India will achieve market acceptance in either the United States or India. In addition, the Company has no operational experience in India and only limited international exposure to date. Operations in foreign countries are subject to numerous potential obstacles including, among other things, cultural differences, political unrest, export controls, governmental interference or regulation (both domestic and foreign), currency fluctuations, personnel issues and varying competitive conditions.

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There can be no assurance that one or more of these factors, or additional causes or influences, many of which are likely to have been unanticipated and beyond the ability of the Company to control, will not operate to inhibit the success of the venture. As a result, there can be no assurance that the HCL joint venture will generate significant revenues or profits or provide an adequate return on any investment by the Company.

Debit Bureau. The Company has recently announced an alliance with several entities that is intended to offer decision support tools and information to retailers and financial institutions that offer or accept direct debit-based products, such as checking accounts, ATM cards and debit cards. To date, this effort has primarily been directed towards the creation of the supporting data warehouse and research regarding the utility and value of the data available to the Company for use in this area. There can be no assurance that this effort will result in the introduction of a significant number of new products or the generation of incremental revenues in material amounts. In any event, the continued development of the debit bureau is expected to require a significant level of investment by the Company.

Limited Source of Supply. The Company's check printing business utilizes a paper printing plate material that is available from only a limited number of sources. The Company believes it has a reliable source of supply for this material and that it maintains an inventory sufficient to avoid any production disruptions in the event of an interruption of its supply. In the event, however, that the Company's current supplier becomes unwilling or unable to supply the required printing plate material at an acceptable price and the Company is unable to locate a suitable alternative source within a reasonable time frame, the Company would be forced to convert its facilities to an alternative printing process. Any such conversion would require the unanticipated investment of significant sums and there can be no assurance that the conversion could be accomplished without production delays.

Seasonality. A significant portion of the revenues and earnings of the Company's Deluxe Direct segment is dependent upon its results of operations during the fourth quarter. As a result, the results reported for this division during the first three quarters of any given year are not necessarily indicative of those which may be expected for the entire year.

Year 2000. In 1996, the Company initiated a companywide program to prepare its computer systems and applications for the year 2000. The scope of the Company's year 2000 effort encompasses all computerized assets across the Company. Included in the assessment and repair are PC's and related equipment, data centers, networks, facilities, third party systems and internal department applications, as well as the production applications in support of the Company's products and services. In addition to these computerized assets, the Company is also assessing the year 2000 compliancy of certain third parties, including both important non-IT providers and key customers. Contingency plans are being developed where the Company's risk assessment determines it to be necessary to ensure continued provision of the Company's products and services.

Because of the nature of the Company's business, the year 2000 issue would, if unaddressed, pose a significant business risk for the Company. The Company presently believes that with the planned modifications to existing systems and the replacement of other systems, the year 2000 compliance issue will be resolved in a timely manner and will not pose significant operational

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problems for the Company, although there can be no absolute assurances in this regard. Nor can there be any absolute assurance that unanticipated expenses related to the Company's ongoing year 2000 compliance efforts will not be incurred. As previously noted, the Company has communicated with its key suppliers and customers to determine their year 2000 readiness and the extent to which the Company is vulnerable to any third party year 2000 issues. There can be no guarantee that the systems of other companies on which the Company's systems rely will be converted in a timely manner or in a manner that is compatible with the Company's systems. A failure by such a company to convert their systems in a timely manner or a conversion that renders such systems incompatible with those of the Company could have a material adverse effect on the Company.

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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            DELUXE CORPORATION
                                                (Registrant)

                                            By:  /s/ Lawrence J. Mosner
                                                 -------------------------------
                                                 Lawrence J. Mosner
                                                 Executive Vice President

Dated:      October 22, 1998